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                                  AMENDMENT TO
                         AGREEMENT FOR PURCHASE AND SALE



         THIS AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE ("Amendment") is made as of the 9th day of March, 1998 by and among THE DAI-ICHI KANGYO BANK, LIMITED, NEW YORK BRANCH ("Seller"), RESOURCE AMERICA, INC. ("Original Purchaser") and RESOURCE PROPERTIES XLIX, INC. (together with its legal representatives, successors and assigns, jointly and severally, "Purchaser").


                              W I T N E S S E T H:

         WHEREAS, Seller and Original Purchaser are parties to that certain Agreement for Purchase and Sale dated as of March 5, 1998 (as amended by this Amendment, the "Agreement"); and

         WHEREAS, Original Purchaser desires to assign to Purchaser its right, title and interest in, to and under the Agreement, including the right to acquire the Loan Documents and Claims, Rights and Benefits (as defined therein), and Purchaser desires to assume the obligations of Original Purchaser under and relating to the Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Original Purchaser and Purchaser, the parties hereby agree as follows:

         1. Definitions in Amendment. All capitalized terms used herein and not otherwise defined shall have the meanings for such terms set forth in the Agreement. The definition of "Agreement" shall hereafter be amended to mean the Agreement as amended by this Amendment.

         2. Assignment and Assumption. Original Purchaser and Purchaser hereby represent and warrant to Seller that Original Purchaser owns, directly or indirectly, a majority of the outstanding stock of Purchaser. Original Purchaser hereby confirms its assignment to Purchaser of the Agreement and all of its rights, benefits and obligations thereunder and represents and warrants to Seller that it has not previously assigned, transferred or encumbered, voluntarily or involuntarily, the Agreement or any of its rights, benefits and obligations thereunder. Seller consents to such assignment In accordance with the provisions of Section 8.1 of the Agreement and the terms and provisions set forth in this Amendment. Purchaser represents and warrants to Seller that it has accepted such assignment and hereby assumes and agrees to pay and perform all of the Original Purchaser's covenants, obligations, duties, liabilities, representations, and warranties under the Agreement and all agreements, documents and certificates executed and delivered by Purchaser or Original Purchaser in connection with the Agreement (whether

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arising prior or subsequent to such assignment), including, without limitation, the Escrow Agreement and the letter agreement between Seller and Original Purchaser of even date therewith. From and after the date hereof, the Purchaser shall be deemed to be the "Purchaser" for all purposes under the Agreement; provided however, Purchaser and Original Purchaser shall be and remain jointly and severally liable for the payment and performance of all covenants, obligations, duties, liabilities, representations and warranties of Purchaser and Original Purchaser under the Agreement and all agreements, documents and certificates executed and delivered by Purchaser or Original Purchaser in connection therewith (whether arising prior or subsequent to such assignment), including, without limitation, the Escrow Agreement and the letter agreement between Seller and Original Purchaser of even date therewith. All parties hereby acknowledge that the foregoing assignment by Original Purchaser to Purchaser shall be deemed to constitute the one-time permitted assignment contemplated under Section 8.1 of the Agreement and no further assignment by Original Purchaser or Purchaser of the Agreement or any of their respective rights, benefits, or obligations thereunder or in, to or under any of the agreements, documents and certificates executed or to be executed and delivered pursuant thereto shall be permitted without the prior written consent of Seller.

         3. Representations and Warranties. Purchaser hereby joins in and makes each and all of the representations and warranties set forth in Section 6.1 and otherwise in the Agreement for the benefit of Seller, each of which representations and warranties shall survive Closing of the transactions contemplated hereby.

         4. Notices. Purchaser's address for notice purposes in Section 8.2 of the Agreement and Paragraph (g) of the Escrow Agreement shall be the same as set forth therein for the Original Purchaser.

         5. Ratification of Agreement. Except as specifically modified herein, the Agreement remains in full force and effect in accordance with its terms and Seller, Original Purchaser and Purchaser hereby ratify and reaffirm each and all of the terms and provisions of the Agreement as so modified.

         6. Counterparts; Effectiveness. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute but one original. Delivery of this Amendment by facsimile made in accordance with the notice provisions of Section 8.2 of the Agreement shall be deemed binding and effective for all purposes.


                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, Seller, Original Purchaser and Purchaser have executed and delivered this Amendment as of the date first above written.

                                      PURCHASER:

                                      RESOURCE PROPERTIES XLIX, INC., a
                                      Delaware corporation



                                      By:_______________________________________
                                         Name:__________________________________
                                         Title:_________________________________



                                      ORIGINAL PURCHASER:

                                      RESOURCE AMERICA, INC., a Delaware
                                      corporation



                                      By:_______________________________________
                                         Name:__________________________________
                                         Title:_________________________________


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                                      SELLER:

                                      THE DAI-ICHI KANGYO BANK,
                                      LIMITED, NEW YORK BRANCH, a
                                      Japanese banking corporation licensed to operate a branch under the laws of the State of New York



                                      By:_______________________________________
                                         Name:__________________________________
                                         Title:_________________________________